Exhibit 3.1





                                   AMENDED AND
                                   -----------
                                RESTATED BY-LAWS
                                ----------------

                                       OF
                                       --

                               NOBLE ROMAN'S, INC.
                               -------------------



                                December 18, 2009
                                -----------------

                                                TABLE OF CONTENTS
                                                -----------------

                                                                                                        Page
                                                                                                        ----
ARTICLE I.            Identification.
---------             --------------

Section 1.            Name................................................................................1
Section 2.            Registered Office and Registered Agent..............................................1
Section 3.            Principal Office....................................................................1
Section 4.            Other Offices.......................................................................1
Section 5.            Seal................................................................................1
Section 6.            Fiscal Year.........................................................................1

ARTICLE II.           Shareholders.
----------            ------------

Section 1.            Place of Meeting....................................................................2
Section 2.            Annual Meetings.....................................................................2
Section 3.            Special Meetings....................................................................2
Section 4.            Notice of Meeting...................................................................2
Section 5.            Waiver of Notice....................................................................2
Section 6.            Voting at Meetings..................................................................3
                      (a)      Voting Rights..............................................................3
                      (b)      Record Date................................................................3
                      (c)      Proxies....................................................................3
                      (d)      Quorum.....................................................................4
                      (e)      Adjournments...............................................................4
Section 7.            List of Shareholders................................................................4

ARTICLE III.          Directors.
-----------           ---------

Section 1.            Duties..............................................................................5
Section 2.            Number of Directors.................................................................5
Section 3.            Election and Term...................................................................5
Section 4.            Resignation.........................................................................5
Section 5.            Vacancies...........................................................................5
Section 6.            Annual Meetings.....................................................................6
Section 7.            Regular Meetings....................................................................6
Section 8.            Special Meetings....................................................................6
Section 9.            Notice..............................................................................6
Section 10.           Waiver of Notice....................................................................6
Section 11.           Business to be Transacted...........................................................6
Section 12.           Quorum - Adjournment if Quorum is
                      Not Present.........................................................................7
Section 13.           Presumption of Assent...............................................................7
Section 14.           Action by Written Consent...........................................................7
Section 15.           Committees..........................................................................7
Section 16.           Meeting by Telephone or Similar
                      Communication Equipment.............................................................8

                                                   -i-

ARTICLE IV.           Officers.
----------            --------

Section 1.            Principal Officers..................................................................8
Section 2.            Election and Term...................................................................9
Section 3.            Resignation and Removal.............................................................9
Section 4.            Vacancies...........................................................................9
Section 5.            Powers and Duties of Officers.......................................................9
Section 6.            Chairman of the Board...............................................................9
Section 7.            Chief Executive Officer.............................................................9
Section 8.            The President......................................................................10
Section 9.            Chief Operating Officer............................................................11
Section 10.           Vice Presidents....................................................................11
Section 11.           Secretary..........................................................................11
Section 12.           Assistant Secretaries .............................................................11
Section 13.           Delegation of Authority............................................................12
Section 14.           Securities of Other Corporations...................................................12
Section 15.           Execution of Documents.............................................................12
Section 16.           Loans to Officers .................................................................12
Section 17.           Salaries ..........................................................................12

ARTICLE V.            Directors' Services, Limitation of  Liability and Reliance on Corporate
---------             ------------------------------------------------------------------------
                      Records, and Interest of Directors  in Contracts.
                      ------------------------------------------------

Section 1.            Services...........................................................................12
Section 2.            General Limitation of Liability....................................................13
Section 3.            Reliance on Corporate Records and
                      Other Information..................................................................13
Section 4.            Interest of Directors in Contracts.................................................14

ARTICLE VI.           Indemnification.
----------            ---------------

Section 1.            Indemnification against Underlying
                      Liability .........................................................................14
Section 2.            Successful Defense ................................................................15
Section 3.            Unsuccessful Defense ..............................................................15
Section 4.            Determination of Conduct ..........................................................15
Section 5.            Payment of Expenses in Advance ....................................................16
Section 6.            Indemnity Not Exclusive ...........................................................16
Section 7.            Insurance Indemnification .........................................................17
Section 8.            Employee Benefit Plans ............................................................17
Section 9.            Application of Indemnification and
                      Advancement of Expenses ...........................................................17
Section 10.           Indemnification Payments ..........................................................18

                                                   -ii-

ARTICLE VII.          Shares.
-----------           ------

Section 1.            Share Certificates ................................................................18
Section 2.            Transfer of Shares ................................................................18
Section 3.            Registered Holders ................................................................18
Section 4.            Lost, Destroyed and Mutilated
                      Certificates ......................................................................19
Section 5.            Consideration for Shares ..........................................................19
Section 6.            Payment for Shares ................................................................19
Section 7.            Distributions to Shareholders .....................................................19
Section 8.            Regulations .......................................................................20

ARTICLE VIII.         Corporate Books and Reports.
------------          ---------------------------

Section 1.            Place of Keeping Corporate Books
                      and Records .......................................................................20
Section 2.            Place of Keeping Certain Corporate
                      Books and Records .................................................................20
Section 3.            Permanent Records .................................................................21
Section 4.            Shareholder Records ...............................................................21
Section 5.            Shareholder Rights of Inspection ..................................................21
Section 6.            Reports to Shareholders ...........................................................21

ARTICLE IX.           Miscellaneous.
----------            -------------

Section 1.            Notice and Waiver of Notice .......................................................22
Section 2.            Depositories ......................................................................22
Section 3.            Signing of Checks, Notes, etc .....................................................22
Section 4.            Gender and Number .................................................................23
Section 5.            Laws ..............................................................................23
Section 6.            Headings ..........................................................................23

ARTICLE X.            Amendments.........................................................................23
---------             ----------

ARTICLE XI.           The Indiana Business Corporation Law...............................................23
----------            ------------------------------------

                          AMENDED AND RESTATED BY-LAWS
                          ----------------------------

                                       OF
                                       --

                               NOBLE ROMAN'S, INC.
                               -------------------

                       (Effective as of December 18, 2009)
                       -----------------------------------



                                   ARTICLE I
                                   ---------

                                 Identification
                                 --------------

         Section 1. Name. The name of the Corporation is Noble Roman's, Inc. (hereinafter referred to as the "Corporation").

         Section 2. Registered Office and Registered Agent. The street address of the Registered Office of the Corporation is One Virginia Avenue, Suite 300, Indianapolis, Indiana 46204; and the name of its Registered Agent located at such office is Paul W. Mobley.

         Section 3. Principal Office. The address of the Principal Office of the Corporation is One Virginia Avenue, Suite 300, Indianapolis, Indiana 46204. The Principal Office of the Corporation shall be the principal executive offices of the Corporation, and such Principal Office may be changed from time to time by the Board of Directors in the manner provided by law and need not be the same as the Registered Office of the Corporation.

         Section 4. Other Offices. The Corporation may also have offices at such other places or locations, within or without the State of Indiana, as the Board of Directors may determine or the business of the Corporation may require.

         Section 5. Seal. The Corporation need not use a seal. If one is used, it shall be circular in form and mounted upon a metal die suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "Noble Roman's, Inc." and about the lower periphery thereof the word "Indiana." In the center of the seal shall appear the word "Seal." The seal may be altered by the Board of Directors at its pleasure and may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.

         Section 6. Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January in each year and end at the close of the last day of December next succeeding.



                                   ARTICLE II
                                   ----------


                                  Shareholders
                                  ------------

         Section 1. Place of Meeting. All meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be determined by the Chief Executive Officer, the President or Board of Directors and specified in the notices or waivers of notice thereof or proxies to represent shareholders at such meetings; provided that if the place of any meeting is not fixed by the Chief Executive Officer, the President or the Board of Directors, such meeting shall be held at the principal business office of the Corporation.

         Section 2. Annual Meetings. An annual meeting of shareholders shall be held on such date and at such time as may be determined by the Board of Directors and specified in the notice or waivers of notice thereof. The failure to hold an annual meeting at the designated time shall not affect the validity of any corporate action. Any and all business of any nature or character may be transacted, and action may be taken thereon, at any annual meeting, except as otherwise provided by law or by these By-laws.

         Section 3. Special Meetings. A special meeting of shareholders shall be held: (a) on call of the Board of Directors, the Chief Executive Officer or the President; or (b) if the holders of at least two-thirds of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which it is to be held. At any special meeting of the shareholders, only business within the purpose or purposes described in the notice of the meeting may be conducted.

         Section 4. Notice of Meeting. Written or printed notice stating the date, time and place of a meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record of the Corporation entitled to vote at the meeting, at such address as appears upon the records of the Corporation, no fewer than ten (10) days nor more than sixty (60) days, before the meeting date. If mailed, such notice shall be effective when mailed if correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Without limiting the manner by which notice may otherwise be given effectively to shareholders, any notice to shareholders may be given by electronic transmission in the manner provided by applicable law. "Electronic transmission" for purposes of these By-laws shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

         Written notice, including reports or statements, to shareholders who share a common address is effective if: (a) the Corporation delivers one (1) copy of a notice, report, or statement to the common address; (b) the notice, report, or statement is addressed to the shareholders as a group, to each of the shareholders individually, or to the shareholders in a form in which each of the shareholders has consented; and (c) each of the shareholders consents to delivery of a single copy of the notice, report, or statement to the common address. Any such consent is revocable by a shareholder who delivers written notice of revocation to the Corporation. If a shareholder delivers a written notice of revocation, the Corporation shall begin providing individual notices, reports, or other statements to the shareholder not later than thirty (30) days after delivery of the written notice of revocation. A shareholder who fails to object to the receipt of the notice, report, or statement at a common address by written notice to the Corporation within sixty (60) days after written notice by the Corporation of the Corporation's intention to send single copies of notices to shareholders who share a common address shall be considered to have consented to receiving a single copy at the common address.

         Section 5. Business of Shareholder Meetings. At each annual meeting, the shareholders shall elect the director or directors of the class whose term then expires, and shall conduct only such other business as shall have been properly brought before the meeting. Each director shall be elected by a plurality of the votes cast with respect to the election of directors and the nominees receiving the greatest number of votes, up to the number of directors to be elected, shall be elected as directors. To be properly brought before an annual meeting, all business included in the Corporation's proxy statement, subject to independent proxy solicitation or presented directly at the meeting, including nominations of candidates for and the election of directors, must be:
(a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder of the Corporation who (i) was a shareholder of record at the time of giving the notice provided for in this Article II,
Section 5 or Article II, Section 6 of these By-laws, as applicable, (ii) is entitled to vote at the meeting, and (iii) complied with the notice procedures set forth in this Article II, Section 5 or in Article II, Section 6 of these By-laws, as applicable.

         For business other than nominations of candidates for and the election of directors to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the preceding paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal office of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date or if no annual meeting was held during the preceding year, notice by the shareholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.

         Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below) covered by clause (b)(iii) below or on whose behalf the proposal is made;
(b) as to the shareholder giving the notice and any Shareholder Associated Person covered by clause (b)(iii) below or on whose behalf the proposal is made
(i) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of any Shareholder Associated Person, (ii) the class and number of shares of the Corporation which are owned beneficially or of record by such shareholder and by any Shareholder Associated Person as of the date such notice is given, (iii) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Corporation's securities, and (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business; (c) in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment; and (d) if the shareholder intends to solicit proxies in support of such shareholder's proposal, a representation to that effect.

         Notwithstanding anything in these By-laws to the contrary and not including nominations of candidates for and the election of directors, which are governed by Article II, Section 6 of these By-laws, no business shall be conducted at any annual meeting except in accordance with this Article II,
Section 5, and the Chairman of the Board or other person presiding at an annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder's proposal without such shareholder having made the representation required by clause (d) of the preceding paragraph of this Article II, Section 5. If a shareholder does not appear or send a qualified representative (as defined below) to present his or her proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

         For the purposes of Article II, Sections 5 and 6, (a) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission ("SEC") pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) "Shareholder Associated Person" of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder with the exception of any beneficial owners of a private trust created in good faith and not for the purpose of circumventing the disclosure requirements set forth herein, and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person; and (c) to be considered a "qualified representative" of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

         Notwithstanding the foregoing provisions of this Article II, Section 5, a shareholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies for an annual meeting shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II,
Section 5.

         In no event shall the adjournment of a meeting commence a new time period for the giving of a shareholder's notice as described in this Article II,
Section 5; provided the new date, time and place is announced at the annual or special meeting before adjournment and the adjourned date is within one hundred twenty (120) days after the date fixed for the annual meeting.

         Section 6. Notice of Shareholder Nominations. Nominations of persons for election as directors may be made by the Board or by any shareholder who is a shareholder of record at the time of giving the notice of nomination provided for in this Article II, Section 6 and who is entitled to vote in the election of directors. Any shareholder of record entitled to vote in the election of directors at a meeting may nominate a person or persons for election as directors only if timely written notice of such shareholder's intent to make such nomination is given to the Secretary of the Corporation at the principal office of the Corporation in accordance with the procedures for bringing nominations before an annual or special meeting set forth in this Article II,
Section 6. To be timely, a shareholder's notice shall be delivered (a) with respect to an election to be held at an annual meeting of shareholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date or if no annual meeting was held during the preceding year, notice by the shareholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Article II, Section 5 of these By-laws) is first made of the date of such meeting, and (b) with respect to an election to be held at a special meeting of shareholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

         Such shareholder's notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination as they appear on the Corporation's books, the person or persons to be nominated and the name and address of any Shareholder Associated Person (as defined in Article II, Section
5) covered by clause (c) below or on whose behalf the nomination is made; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) (i) the class and number of shares of the Corporation which are owned beneficially or of record by such shareholder and by any Shareholder Associated Person as of the date such notice is given and (ii) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Corporation's securities; (d) a description of all arrangements or understandings between or among the shareholder, any Shareholder Associated Person, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would have been required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act; (f) the consent of each nominee to serve as a director if so elected; and (g) if the shareholder intends to solicit proxies in support of such shareholder's nominee(s), a representation to that effect. The Corporation may require any person or persons to be nominated to furnish such other information as it may reasonably require to determine the eligibility of such person or persons to serve as a director of the Corporation including, without limitation, the timely submission of a questionnaire, representation and agreement in the form requested by the Corporation.

         The chairman of any meeting of shareholders to elect directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder solicits proxies in support of such shareholder's nominee(s) without such shareholder having made the representation required by clause (g) of the preceding paragraph. If a shareholder does not appear or send a qualified representative (as defined in Article II, Section 5) to present the nomination at such meeting, the Corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

         Notwithstanding anything in this Article II, Section 6 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least ninety (90) days prior to the first anniversary of the preceding year's annual meeting or if no annual meeting was held during the preceding year, a shareholder's notice required by this Article II, Section 6 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the 10th day following the day on which such public announcement is first made of the date of such meeting.

         Section 7. Waiver of Notice. A shareholder may waive any notice required by law, the Articles of -Incorporation or these By-laws before or after the date and time stated in the notice. The waiver by the shareholder entitled to the notice must be in writing, signed by the shareholders entitled to notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting, in person or by proxy: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         Section 8.  Voting at Meetings.

         (a) Voting Rights. At each meeting of the shareholders, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at such meeting, except to the extent cumulative voting is allowed by the Articles of Incorporation. Only shares are entitled to vote.

         (b) Record Date. The record date for purposes of determining shareholders entitled to vote at any meeting shall be twenty
                  (20) days prior to the date of such meeting or such different date not more than seventy (70) days prior to such meeting as may be fixed by the Board of Directors.

         (c)      Proxies.

                  (1) A shareholder may vote the shareholder's shares in person or by proxy.

                  (2) A shareholder may authorize a person or persons to act for the shareholder as proxy by any of the following:

                      (A) A shareholder or the shareholder's designated officer, director, employee, or agent may execute a writing by: (A) signing it; or (B) causing the shareholder's signature or the signature of the designated officer, director, employee, or agent of the shareholder to be affixed to the writing by any reasonable means, including by facsimile signature.

                      (B) A shareholder may transmit or authorize the transmission of an electronic submission. The electronic submission: (A) may be transmitted by any electronic means, including data and voice telephonic communications and computer network; (B) may be transmitted to: (1) the person who will be the holder of the proxy; (2) a proxy solicitation firm; or (3) a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission; and
                           (C) must either contain or be accompanied by information from which it can be determined that the electronic submission was transmitted by or authorized by the shareholder.

                      (C)  Any other method allowed by law.

                  (3) A copy, facsimile telecommunication, or other reliable reproduction of the writing or electronic submission created under subsection (c)(2)(i) or
                           (c)(2)(ii) may be used instead of the original writing or electronic submission for all purposes for which the original writing or electronic submission may be used if the copy, facsimile telecommunication, or other reproduction is a complete copy of the entire original writing or electronic submission.

                  (4) An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven
                           (11) months, unless a shorter or longer period is expressly provided in the appointment form.

                  (5) An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         (d) Quorum. At all meetings of shareholders, a majority of the votes entitled to be cast on a particular matter constitutes a quorum on that matter. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or law require a greater number of affirmative votes.

         (e) Adjournments. Any meeting of shareholders, including both annual and special meetings and any adjournments thereof, may be adjourned to a different date, time or place. Notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, even though less than a quorum is present. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified or called.

         Section 9.  List of Shareholders.

         (a) After a record date has been fixed for a meeting of shareholders, the Secretary shall prepare or cause to be prepared an alphabetical list of the names of the shareholders of the Corporation who are entitled to vote at such meeting. The list shall show the address of and number of shares held by each shareholder.

         (b) The shareholders' list must be available for inspection by any shareholder entitled to vote at the meeting, beginning five
                  (5) business days before the date of the meeting for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or the shareholder's agent or attorney authorized in writing, is entitled on written demand to inspect and to copy the list, during regular business hours and at the shareholder's expense, during the period it is available for inspection, only in accordance with, and subject to, the restrictions of applicable law.

         (c) The Corporation shall make the shareholders' list available at the meeting, and any shareholder, or the shareholder's agent or attorney authorized in writing, is entitled to inspect the list at any time during the meeting or any adjournment.

         Section 10. Conduct of Meeting. The Chairman of the Board, or in the absence of the Chairman, the Chief Executive Officer, or, if neither is present, any executive officer of the Corporation, shall preside as chairman at any meeting of the shareholders. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion. The Corporation shall keep minutes of the proceedings of its shareholders in paper or electronic form.

         The Chairman of the Board, or in the absence of the Chairman, the Chief Executive Officer, or, if neither is present, any executive officer of the Corporation, may appoint one or more inspectors of election, who may be employees of the Corporation, to act at such meeting or any adjournment thereof and make a written report thereof. In case any person appointed fails to appear or to act, the vacancy may be filled by the chairman of the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The duties of the inspectors shall be to ascertain and report the number of shares represented at the meeting, to determine the validity and effect of all proxies, to count all votes and report the results thereof, and to do such other acts as are proper to conduct elections and voting with impartiality and fairness to the shareholders.



                                   ARTICLE III
                                   -----------

                                    Directors
                                    ---------

         Section 1. Duties. The business, property and affairs of the Corporation shall be managed and controlled by the Board of Directors and, subject to such restrictions, if any, as may be imposed by law, the Articles of Incorporation or by these By-laws, the Board of Directors may, and are fully authorized to, do all such lawful acts and things as may be done by the Corporation which are not directed or required to be exercised or done by the shareholders. Directors need not be residents of the State of Indiana or shareholders of the Corporation.

         Section 2. Number of Directors. The Board of Directors shall be composed of at least three (3) members and not more than nine (9) members. The exact number of directors within such range shall be determined and changed from time to time by resolution adopted by a majority of the Board of Directors. The number of directors as of the date of the adoption of these Amended and Restated By-Laws is three (3). The directors shall be divided into three (3) classes; Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible.

         Section 3. Election and Term. The term of office of directors of each class shall expire at the third annual meeting succeeding the annual meeting at which the preceding term of office of directors of that class expire. At each annual meeting, the shareholders shall elect the director or directors of the class whose terms then expire. Each director shall hold office, unless he or she is removed in accordance with the provisions of these By-laws or he or she resigns or dies or becomes so incapacitated he or she can no longer perform any of his or her duties as a director, for the term for which he or she is elected and until his or her successor shall have been elected and qualified. The shareholders or directors may remove any director, with or without cause, and elect a successor at a meeting called expressly for such purpose by a vote of the holders of a majority of the shares then entitle to vote at an election of directors. The term of office of a director shall continue after the annual meeting at which it is to expire until the director's term of office ends as provided elsewhere in this Article III, Section 3 or the successor to such director shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. A person elected as a director shall be deemed to have qualified as a director if he or she shall have met the qualifications of directors prescribed by law, any applicable exchange rules and regulations, the Articles of Incorporation and these By-laws and if he or she shall have indicated, in any form acceptable to the Board, his or her willingness to serve as a director of the Corporation.

         Section 4. Resignation. Any director may resign at any time by delivering written notice to the Board of Directors, the President, or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. The, acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 5. Vacancies. Vacancies occurring in the membership of the Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors shall be filled by a majority vote of the remaining members of the Board. A director appointed to fill a vacancy shall be appointed for the unexpired portion of the term of his or her predecessor in office. A director appointed to fill a newly created directorship shall serve for the term provided herein for the class of directors for which such director was appointed.

         Section 6. Annual Meetings. Unless otherwise provided by the Board of Directors, the Board of Directors shall meet annually, without notice, immediately following, and at the same place as, the annual meeting of the shareholders.

         Section 7. Regular Meetings. Regular meetings shall be held at such times and places, either within or without the State of Indiana, as may be determined by the Chairman of the Board, the Chief Executive Officer or the Board of Directors.

         Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or by three (3) or more members of the Board of Directors, at any place within or without the State of Indiana, upon at least forty-eight (48) hours' notice, specifying the time, place and general purposes of the meeting, given to each director personally, by telephone, telegraph, teletype, or other form of wire or wireless communication; or notice may be given by mail if mailed at least three
(3) days before such meeting.

         Section 9. Notice. The Secretary or an Assistant Secretary shall give notice of each special meeting, and of the date, time and place of the particular meeting, in person or by mail, or by telephone, telegraph, teletype, or other form of wire or wireless communication, and in the event of the absence of the Secretary or an Assistant Secretary or the failure, inability, refusal or omission on the part of the Secretary or an Assistant Secretary so to do, any other officer of the Corporation may give said notice.

         Section 10. Waiver of Notice. A director may waive any notice required by law, the Articles of Incorporation, or these By-laws before or after the date and time stated in the notice. Except as otherwise provided in this Section, the waiver by the director must be in writing, signed by the director entitled to the notice, and included in the minutes or filed with the corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting, except where a director participates in the meeting for the express and sole purpose of objecting to holding the meeting or transacting business at the meeting on the ground that the meeting is not lawfully called or convened.

         Section 11. Business to be Transacted. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting. Any and all business of any nature or character whatsoever may be transacted and action may be taken thereon at any meeting, regular or special, of the Board of Directors.

         Section 12. Quorum - Adjournment if Quorum is Not Present. A majority of the number of directors then serving shall constitute a quorum for the transaction of any and all business, unless a greater number is required by law or Articles of Incorporation or these By-laws. At any meeting, regular or special, of the Board of Directors, if there be less than a quorum present, a majority of those present, or if only one director be present, then such director, may adjourn the meeting from time to time without notice until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournment thereof shall have been completed. In the event of such adjournment, written, telegraphic or telephonic announcement of the time and place at which the meeting will reconvene must be provided to all directors. The act of the majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall constitute the act of the Board of Directors, unless the act of a greater number is required by law or the Articles of Incorporation or these By-laws.

         Section 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

         Section 14. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all the members of the Board of Directors or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each director or committee member, and included in the minutes or filed with the corporate records reflecting the action taken. Such action is effective when the last director or committee member signs the consent, unless the consent specifies a different prior or subsequent effective date. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be described as such in any document or instrument.

         Section 15. Committees. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution or in the Articles of Incorporation or in these By-laws of the Corporation, shall have and may exercise such authority of the Board of Directors as shall be expressly delegated by the Board from time to time; except that no such committee shall have the authority of the Board of Directors in reference to (a) amending the Articles of Incorporation; (b) approving a plan of merger even if the plan does not require shareholder approval; (c) authorizing dividends or distributions, except a committee may authorize or approve a reacquisition of shares, if done according to a formula or method prescribed by the Board of Directors; (d) approving or proposing to shareholders action that requires shareholder approval; (e) amending, altering or repealing the By-laws of the Corporation or adopting new By-laws for the Corporation; (f) filling vacancies in the Board of Directors or in any of its committees; or (g) electing or removing officers or members of any such committee. A majority of all the members of any such committee then serving may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee. The designation of such committee and the delegation thereto of authority shall not alone constitute compliance by the Board of Directors, or any member thereof, with the standard of conduct imposed upon it or him or her by the Indiana Business Corporation Law, as the same may, from time to time, be amended.

         Section 16. Meeting by Telephone or Similar Communication Equipment. Any or all directors may participate in and hold a regular or special meeting of the Board of Directors or any committee thereof by, or through the use of, any means of conference telephone or other similar communications equipment by which all directors participating in the meeting may simultaneously hear each other during the meeting. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a director participates in the meeting for the express purpose of objecting to holding the meeting or transacting business at the meeting on the ground that the meeting is not lawfully called or convened.



                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

         Section 1. Principal Officers. The officers of the Corporation shall be chosen by the Board of Directors and may consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer and a Secretary. There may also be one or more Vice Presidents and such other officers or assistant officers as the Board shall from time to time create and so elect. Any two (2) or more offices may be held by the same person.

         Section 2. Election and Terms. Except as otherwise determined by the Board of Directors, each officer shall be elected by the Board of Directors at the annual meeting thereof and shall hold office until the next annual meeting of the Board or until his or her successor shall have been elected and qualified or until his or her death, resignation or removal. The election of an officer shall not of itself create contract rights.

         Section 3. Resignation and Removal. An officer may resign at any time by delivering notice to the Board of Directors, its Chairman, or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If an officer's resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor does not take office until the effective date. The acceptance of a resignation shall not be necessary to make it effective, unless expressly provided in the resignation. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. Any officer may be removed at any time, with or without cause, by vote of a majority of the whole Board. Such removal shall not affect the contract rights, if any, of the officer so removed.

         Section 4. Vacancies. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same may be filled by the Board of Directors, and the officer so elected shall hold office until the next annual meeting of the Board or until his or her successor shall have been elected and qualified.

         Section 5. Powers and Duties of Officers. The officers so chosen shall perform the duties and exercise the powers expressly conferred or provided for in these By-laws, as well as the usual duties and powers incident to such office, respectively, and such other duties and powers as may be assigned to them by the Board of Directors, the Chief Executive Officer or by the President.

         Section 6. Chairman of the Board. The Chairman of the Board, or failing his or her election, the Chief Executive Officer or the President, shall preside at all meetings of the Board of Directors and the shareholders and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-Laws.

         Section 7. Chief Executive Officer. The Chief Executor Officer may be a member of the Board of Directors and shall have general charge of, and supervision and authority over, all of the affairs and business of the Corporation. He or she shall have general supervision of and direct all officers, agents and employees of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; and in general, shall exercise all powers and perform all duties incident to his or her office and such other powers and duties as may from time to time be assigned to him or her by the Board. In the absence, disability or refusal to act of the Chairman of the Board, the Chief Executive Officer shall preside at meetings of the Shareholders and of the Board of Directors.

         Unless another individual is appointed to be the Chief Financial Officer of the Corporation, the Chief Executive Officer shall be, or may direct or delegate the duties of, the chief financial officer of the Corporation and have custody of all the funds, notes and securities of the Corporation which come into his or her hands. When necessary or proper, he or she may endorse on behalf of the Corporation, for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as shall be selected or designated by or in the manner prescribed by the Board of Directors. He or she may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such officer as may be designated by the Board of Directors. whenever required by the Board of Directors, he or she shall render a statement of his or her cash account. He or she shall enter, or cause to be entered, punctually and regularly, on the books of the Corporation, to be kept by him or her, full and accurate accounts of all moneys received and paid out by, for or on account of the Corporation. He or she shall at all reasonable times exhibit his or her books and accounts and other financial records to any director of the Corporation during business hours. He or she shall have such other powers and duties as may be conferred upon or assigned to him or her by the- Board of Directors. The Chief Executive Officer shall perform all acts incident to the position of Chief Executive Officer, subject always to the control of the Board of Directors. He or she shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form and amount as the Board of Directors may require.

         Section 8. The President. The President shall have general charge of and supervision and authority over all of the daily affairs, business and operations of the Corporation in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, business and operations as may be reasonably incident to such responsibilities. In the absence, disability or refusal to act of the Chief Executive Officer, the President shall preside at meetings of the shareholders and of the Board of Directors. He or she shall also serve the Corporation in such other capacities and perform such other duties and have such additional authority and powers as are incident to his or her office or as may be defined in these By-laws or delegated to him or her from time to time by the Board of Directors or the Chief Executive Officer.

         Section 9. Chief Operating Officer. The Chief Operating Officer shall have general supervision and authority over all of the daily marketing, construction, site location and other business operations of the Corporation and shall perform such duties and have such power as are incident to his or her office or as may be defined in these By-Laws or delegated to him or her from time to time by the Board of Directors or the President.

         Section 10. Vice Presidents. The Vice Presidents shall assist the Chief Executive Officer and the President and shall perform such duties as may be assigned to them by the Board of Directors, the Chief Executive Officer or the President. Unless otherwise provided by the Board, in the absence or disability of the President, the Vice President (or, if there be more than one, the Vice President first named as such by the Board of Directors at its most recent meeting at which Vice Presidents were elected) shall execute the powers and perform the duties of the President. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

         Section 11. Secretary. The Secretary (a) shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose; (b) shall attend to the giving and serving of all notices; (c) when required, may sign with the Chief Executive Officer, the President or a Vice President in the name of the Corporation, and may attest the signature of any other officers of the Corporation to all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal of the Corporation thereto; (d) may sign with the Chief Executive Officer, the President or a Vice President all certificates for shares of the capital stock of the Corporation and affix the corporate seal of the Corporation thereto; (e) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall at all reasonable times be open to the inspection of any director, upon request, at the office of the Corporation during business hours; (f) shall, in general, perform all the duties incident to the office of Secretary; and (g) shall have such other powers and duties as may be conferred upon or assigned to him or her by the Board of Directors.

         Section 12. Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the performance of his or her duties. In the absence of the Secretary, any Assistant Secretary shall exercise the powers and perform the duties of the Secretary. The Assistant Secretaries shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board, the Chief Executive Officer, the President, or the Secretary.

         Section 13. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any reason that the Board may deem sufficient, a majority of the entire Board may transfer or delegate the powers or duties of any officer to any other officer or officers for such length of time as the Board may determine.

         Section 14. Securities of Other Corporations. The Chief Executive Officer, the President or any Vice President or Secretary or Treasurer of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

         Section 15. Execution of Documents. Unless otherwise provided by the Board of Directors, all contracts, leases, commercial papers and other instruments in writing and legal documents shall be signed by the Chief Executive Officer or the President and attested by the Secretary. All bonds, deeds and mortgages shall be signed by the Chief Executive Officer or the President and attested by the Secretary. All certificates of stock shall be signed by the Chief Executive Officer or the President and attested by the Secretary.

         Section 16. Loans to Officers. No loan money or property or any advance on account of services to be performed in the future shall be made to any officer or director of the Corporation.

         Section 17. Salaries. The salaries of the officers shall be fixed, from time to time, by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.



                                    ARTICLE V
                                    ---------

                  Directors' Services, Limitation of Liability
                  --------------------------------------------
                     and Reliance on Corporate Records, and
                     --------------------------------------
                       Interest of Directors in Contracts
                       ----------------------------------

         Section 1. Services. No director of this Corporation who is not an officer or employee of this Corporation shall be required to devote his or her time or any particular portion of his or her time or render services or any particular services exclusively to this Corporation. Every director of this Corporation shall be entirely free to engage, participate and invest in any and all such businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of this Corporation, without breach of duty to this Corporation or to its shareholders and without accountability or liability to this Corporation or to its shareholders.

         Every director of this Corporation shall be entirely free to act for, serve and represent any other corporation, any entity or any person, in any capacity, and be or become a director or officer, or both, of any other corporation or any entity, irrespective of whether or not the business, purposes, enterprises and activities, or any of them thereof, be similar or dissimilar to the business, purposes, enterprises and activities, or any of them, of this Corporation, without breach of duty to this Corporation or to its shareholders and without accountability or liability of any character or description to this Corporation or to its shareholders.

         Section 2. General Limitation of Liability. A director shall, based on facts then known to the director, discharge the duties as a director, including the director's duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the Corporation. A director is not liable to the Corporation for any action taken as a director, or any failure to take any action, regardless of the alleged breach of duty, including alleged breaches of the duty of care, the duty of loyalty, and the duty of good faith, unless: (a) the director has breached or failed to perform the duties of the director's office in accordance with the standard of care set forth above; and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

         Section 3. Reliance on Corporate Records and Other Information. Any person acting as a director of the Corporation shall be fully protected, and shall be deemed to have complied with the standard of care set forth in Section 2 of this Article V, in relying in good faith upon any information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the Corporation whom such person reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, or other persons as to matters such person reasonably believes are within the person's professional or expert competence; or (c) a committee of the Board of Directors of which such person is not a member, if such person reasonably believes the committee merits confidence; provided, however, that such person shall not be considered to be acting in good faith if such person has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

         Section 4. Interest of Directors in Contracts. Any contract or other transaction, between the Corporation and one or more of its Directors, or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any firm of which one or more of its Directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction, and notwithstanding his or her or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.



                                   ARTICLE VI
                                   ----------

                                 Indemnification
                                 ---------------

         Section 1. Indemnification Against Underlying Liability. Subject to the limitations of this Section, the Corporation shall indemnify every person who is or was a Director, officer or employee of this Corporation, or is or was serving as a Director, officer or employee of another corporation, partnership, or other enterprise at the request of the Corporation, against any and all expenses, judgments, fines, penalties, attorneys' fees and amounts paid in settlement reasonably incurred by such persons, to the maximum extent now or hereafter permitted by law, in connection with or resulting from any claim, action, suit, or proceeding, whether actual or threatened, whether brought by or in the right of this Corporation or other such corporation or otherwise, whether civil, criminal, administrative or investigative, or in connection with an appeal relating thereto, in which such person may be involved as a party or otherwise by reason of being or having been an officer, director or employee of the Corporation or such other organization; provided, such person acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, in a manner which he or she had no reasonable cause to believe was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, in a manner which he or she had no reasonable cause to believe was unlawful.

         Section 2. Successful Defense. Any officer, director or employee of the Corporation who has been successful as a party on the merits or otherwise in his or her defense of any claim, action, suit or proceeding referred to in this section, shall be indemnified against all expenses, including attorneys' fees, incurred by him or her in connection therewith except to the extent that such expenses were paid by an applicable insurance policy.

         Section 3. Unsuccessful Defense. In circumstances where the Director, officer or employee has not been successful as a party on the merits or otherwise in his or her defense of any claim, action, suit or proceeding, any indemnification hereunder shall be made only if:

         (a) The Board of Directors of the Corporation, acting by a majority vote of a quorum which consists of Board members not parties to such claim, action, suit or proceeding, resolves that the Director, officer or employee has met the standards of conduct set forth in this Article VI, Section 3; or

         (b) Independent legal counsel (who may be regular counsel of the Corporation) shall deliver to it their written opinion that such Director, officer or employee has met the standards of conduct set forth in this Article VI, Section 3.

         Section 4. Determination of Conduct. Subject to any rights under any contract between the Corporation and any person entitled to indemnification under Section 1 of this Article VI, any indemnification against underlying liability provided for in Section 1 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Section. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if such an independent quorum is not obtainable, by majority vote of a committee duly designated by the full Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (c) by special legal counsel (1) selected by the independent quorum of the Board of Directors (or the independent committee thereof if no such quorum can be obtained), or (2) if no such independent quorum or committee thereof can be obtained, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. Notwithstanding the foregoing, a person entitled to indemnification under
Section 1 of this Article VI shall be able to contest any determination that such person has not met the applicable standard of conduct by petitioning a court of appropriate jurisdiction.

         Section 5. Payment of Expenses in Advance. Expenses incurred in defending or settling a civil, criminal, administrative or investigative action, suit or proceeding by any person who may be entitled to indemnification pursuant to Section 1 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by such person of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Section 1 of this Article and a written undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Notwithstanding the foregoing, such expenses shall not be advanced if the Corporation conducts the determination of conduct procedure referred to in Section 4 of this Article and it is determined from the facts then known that such person will be precluded from indemnification against underlying liability because he or she has failed to meet the applicable standard of conduct set forth in Section 1 of this Article. The full Board of Directors (including directors who are parties) may authorize the Corporation to implement the determination of conduct procedure, but such procedure is not required for the advancement of expenses. The full Board of Directors (including directors who are parties) may authorize the Corporation to assume such person's defense where appropriate, rather than to advance expenses for such defense.

         Section 6. Indemnity Not Exclusive. The indemnification against underlying liability, and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of, and shall be subject to, any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         Section 7. Insurance Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, partner, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a Director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against any liability asserted against such person and incurred by him or her while serving in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against liability under the provisions of this Article VI, together with expenses actually and reasonably incurred by him or her in connection with his or her defense thereof; provided, that when and to the extent that the

Corporation has purchased and maintained such insurance, it shall have no duty hereunder to indemnify any such person to the extent such liabilities are covered by insurance.

         Section 8. Employee Benefit Plans. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

         Section 9. Application of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, be applicable to claims, actions, suits or proceedings made or commenced after the adoption thereof, whether arising from acts or omissions to act during, before or after the adoption hereof, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The right of any person to indemnification and advancement of expenses shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 1 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions.

         Section 10. Indemnification Payments. Any payments made to any indemnified party under this Article or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action. Such payments shall be reported to the shareholders of the Corporation before or with the notice of the next shareholders' meeting.


                                   ARTICLE VII
                                   -----------

                                     Shares
                                     ------

         Section 1. (a) Share Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors; provided, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Each share certificate issued by the Corporation shall state on its face the name and state of organization of the Corporation, the name of the person to whom the certificate is issued, and the number and class of shares the certificate represents. If the Corporation issues different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Share certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Every certificate for shares of the Corporation shall be signed (either manually or in facsimile) by the Chief Executive Officer, the President or a Vice President and either the Secretary or an Assistant Secretary of the Corporation, with the seal of the Corporation, if any, or a facsimile thereof impressed or printed thereon. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

         (b) Book-entry system for share ownership. Uncertificated shares of stock shall be credited to a book entry account maintained by the Corporation (or its designee) on behalf of the shareholder. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by applicable law to be set forth on certificated shares.

         (c) Direct Registration Program. Notwithstanding anything to the contrary in the foregoing, the shares of stock of the Corporation shall be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Exchange Act.

         Section 2. Transfer of Shares. Except as otherwise provided by law, transfers of shares of the capital stock of the Corporation, whether part paid or fully paid, shall be made only on the books of the Corporation by the owner thereof in person or by duly authorized attorney, upon payment of all taxes thereon and (a) with respect to shares represented by a certificate, surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction or mutilation of certificate) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment or authority to transfer, and delivered to the Secretary or an Assistant Secretary, and (b) with respect to uncertificated shares, delivery of duly executed instructions or any other manner permitted by applicable law. All such transfers shall be made in accordance with the relevant provisions of Indiana Code Sections 26-1-8.1-101 et seq.

         Section 3. Registered Holders. The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Indiana, the Articles of Incorporation of the Corporation or these By-laws. In no event shall any transferee of shares of the Corporation become a shareholder of the Corporation until express notice of the transfer shall have been received by the Corporation.

         Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share certificate of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate, and the Board may, in its discretion, cause to be issued to such holder of shares a new certificate or certificates of shares of capital stock, upon the surrender of the mutilated certificate, or, in case of loss or destruction, upon the furnishing of an affidavit or satisfactory proof of such loss or destruction. The Board may, in its discretion, require the owner of the lost or destroyed certificate or such owner's legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and registrars, if any, against any claim that may be made against them or any of them with respect to the certificate or certificates alleged to have been lost or destroyed, but the Board may, in its discretion, refuse to issue a new certificate or new certificates, save upon the order of a court having jurisdiction in such matters.

         Section 5. Consideration for Shares. The Corporation may issue shares for such consideration received or to be received as the Board of Directors determines to be adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable.

         Section 6. Payment for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

         Section 7. Distributions to Shareholders. The Board of Directors may authorize and the Corporation may make distributions to the shareholders subject to any restrictions set forth in the Articles of Incorporation of the Corporation and any limitations in the Indiana Business Corporation Law, as amended.

         Section 8. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the Corporation.



                                  ARTICLE VIII
                                  ------------

                           Corporate Books and Reports
                           ---------------------------


         Section 1. Place of Keeping Corporate Books and Records. Except as expressly provided otherwise in this Article, the books of account, records, documents and papers of the Corporation shall be kept at any place or places, within or without the State of Indiana, as directed by the Board of Directors. In the absence of a direction, the books of account, records, documents and papers shall be kept at the principal office of the Corporation.

         Section 2. Place of Keeping Certain Corporate Books and Records. The Corporation shall keep a copy of the following records at its principal office or at the office of its legal counsel:

         (a) Its Articles or restated Articles of Incorporation and all amendments to them currently in effect;

         (b) Its By-laws or restated By-laws and all amendments to them currently in effect;
         (c) Resolutions adopted by the Board of Directors with respect to one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;
         (d) The minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting, for the past three (3) years;
         (e) All written communications to shareholders generally within the past three (3) years, including financial statements furnished to shareholders;
         (f) A list of the names and business addresses of its current directors and officers; and
         (g)      The Corporation's most recent annual report.

         Section 3. Permanent Records. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall also maintain appropriate accounting records.

         Section 4. Shareholder Records. The Corporation shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

         Section 5. Shareholder Rights of Inspection. The records of the Corporation may be inspected and copied by shareholders of record as permitted by applicable law, during regular business hours at the Corporation's principal office, provided that the shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy. A shareholder's agent or attorney, if authorized in writing, has the same inspection and copying rights as the shareholder represented. The Board of Directors may impose reasonable rules and regulations on such inspection, including imposing a condition that the shareholder execute a confidentiality agreement reasonably acceptable to the Board of Directors that prevents the use or disclosure of information obtained from the inspection in a manner adverse to the interests of the Corporation.

         Section 6. Reports to Shareholders. Upon the written request of any shareholder, the Corporation shall prepare and mail to that shareholder the annual financial statements. Such statements must include a balance sheet as of the end of the fiscal year most recently completed, an income statement for that year, and a statement of changes in shareholders' equity for that year unless that information appears elsewhere in the financial statements. If the statements are reported upon by a public accountant, the public accountant's report must accompany them. If they are not reported upon by a public accountant, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records: (a) stating the person's reasonable belief as to whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and (b) describing any respects in which the statements were not on the basis of accounting consistent with the statements for the preceding year.


                                   ARTICLE IX
                                   ----------

                                  Miscellaneous
                                  -------------


         Section 1. Notice and Waiver of Notice. Subject to the specific and express notice requirements set forth in other provisions of these By-laws, the Articles of Incorporation, and the Indiana Business Corporation Law, as the same may, from time to time, be amended, notice may be communicated to any shareholder or director in person, by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail. If the foregoing forms of personal notice are deemed to be impracticable, notice may be communicated in a newspaper of general circulation in the area where published or by radio, television, or other form of public broadcast communication. Subject to Section 4 of Article II of these By-laws, written notice is effective at the earliest of the following: (a) when received; (b) if correctly addressed to the address listed in the most current records of the Corporation, five (5) days after its mailing, as evidenced by the postmark or private carrier receipt; or (c) if sent by registered or certified United States mail, return receipt requested, on the date shown on the return receipt which is signed by or on behalf of the addressee. Oral notice is effective when communicated. A written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 2. Depositories. Funds of the Corporation not otherwise employed shall be deposited in such banks or other depositories as the Board of Directors, the Chief Executive Officer, the President or the Treasurer may select or approve.

         Section 3. Signing of Checks. Notes, etc. In addition to and cumulative of, but in no way limiting or restricting, any other provision of these By-laws which confers any authority relative thereto, all checks, drafts and other orders for the payment of money out of funds of the Corporation and all notes and other evidence of indebtedness of the Corporation may be signed on behalf of the Corporation, in such manner, and by such officer or person as shall be determined or designated by the Board of Directors; provided, however, that if, when, after and as authorized or provided for by the Board of Directors, the signature of any such officer or person may be a facsimile or engraved or printed, and shall have the same force and effect and bind the Corporation, as though such officer or person had signed the same personally; and, in the event of the death, disability, removal or resignation of any such officer or person, if the Board of Directors shall so determine or provide, as though and with the same effect as if such death, disability, removal or resignation had not occurred.

         Section 4. Gender and Number. Wherever used or appearing in these By-laws, pronouns of the masculine gender shall include the female gender and the neuter gender, and the singular shall include the plural wherever appropriate.

         Section 5. Laws. Wherever used or appearing in these By-laws, the words "law" or "laws" shall mean and refer to laws of the State of Indiana, to the extent only that such are expressly applicable, except where otherwise expressly stated or the context requires that such words not be so limited.

         Section 6. Headings. The headings of the Articles and Sections of these By-laws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.


                                    ARTICLE X
                                    ---------

                                   Amendments
                                   ----------


         These By-laws may, from time to time, be added to, changed, altered, amended or repealed or new By-laws may be made or adopted by a majority vote of the whole Board of Directors then serving at any meeting of the Board of Directors, if the notice or waiver of notice of such meeting shall have stated that the By-laws are to be amended, altered or repealed at such meeting, or if all directors at the time are present at such meeting, have waived notice of such meeting, or have consented to such action in writing.


                                   ARTICLE XI
                                   ----------

                      The Indiana Business Corporation Law
                      ------------------------------------


         The provisions of the Indiana Business Corporation Law, as the same may, from time to time, be amended, applicable to any of the matters not herein specifically covered by these By-laws, are hereby incorporated by reference in and made a part of these By-laws.